RESIDENTIAL ASSET SECURITIES CORPORATION
                                         Depositor


                              RESIDENTIAL FUNDING CORPORATION
                                      Master Servicer


               Home Equity Mortgage Asset-Backed Pass-Through Certificates,
                                      Series 1998-KS4
                                      ---------------

                            Supplement dated December 28, 1998
                                            to
                       Prospectus Supplement dated December 22, 1998
                                            and
                              Prospectus dated June 23, 1998
                                      --------------


      The percentages in footnote 3 set forth on page S-4 in the table entitled "Offered Certificates" (specifically 0.62% and 1.24%) should be disregarded and replaced with the following percentages: 0.63% and 1.26% respectively.

      The Class A-II-2 percentages in the last sentence of the first full paragraph set forth on page S-45 (specifically 0.62% and 1.24%) should be disregarded and replaced with the following percentages: 0.63% and 1.26% respectively.

                                      --------------

      THIS  SUPPLEMENT  MUST BE  DELIVERED  TOGETHER  WITH  THE  PROSPECTUS  AND
PROSPECTUS SUPPLEMENT REFERRED TO ABOVE, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

      UNTIL FEBRUARY 17, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS (INCLUDING THE PROSPECTUS SUPPLEMENT AND THIS SUPPLEMENT). THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

Residential Funding Securities Corporation

The date of this Supplement is December 28, 1998





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